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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Asset Investors Corporation for the registration of 4,224,972 shares of its common stock and to the incorporation by reference therein of our reports (i) dated January 21, 2000, with respect to the consolidated financial statements and schedules of Asset Investors Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999; (ii) dated January 21, 2000, with respect to the consolidated financial statements and schedules of Commercial Assets, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999; and (iii) dated December 24, 1999, with respect to the combined statement of excess of revenues over specific operating expenses for the year ended December 31, 1998 of Community Acquisition and Development Corporation Manufactured Home Communities included in Amendment No. 1 to Asset Investors Corporations' Current Report on Form 8-K dated January 31, 2000; all filed with the Securities and Exchange Commission.

We also consent to the filing of our opinion regarding tax matters with the Commission as an exhibit to Asset Investors Corporation Registration Statement.


                                                   /s/ Ernst & Young LLP



Denver, Colorado


June 12, 2000